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                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36649) pertaining to the Summit Holding Southeast, Inc. Retirement Plan of our report dated May 8, 1998, with respect to the financial statements and schedules of the Summit Holding Southeast, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.



                                                      ERNST & YOUNG LLP

Jacksonville, Florida
June 19, 1998